UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2026
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SiTime Corporation
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39135	02-0713868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5451 Patrick Henry Drive
Santa Clara, California		95054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 328-4400
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SITM	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2026, upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of SiTime Corporation (the “Company”), the Board expanded the size of the Board to nine directors and appointed Faraj Aalaei as a Class II director, in each case, effective immediately. The term of Mr. Aalaei’s directorship will expire at the Company’s 2027 Annual Meeting of Stockholders. The Board also appointed Mr. Aalaei to the Compensation and Talent Committee.

There is no arrangement or understanding between Mr. Aalaei and the Company or any other persons pursuant to which Mr. Aalaei was selected as a director. Additionally, there are no transactions involving the Company and Mr. Aalaei that the Company would be required to report pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Faraj Aalaei, 64, is the founder of Cognichip, Inc. (“Cognichip”), an AI software company building a virtual Chip design co-worker, where he has served as Chief Executive Officer and as Chairperson of board of directors since April 2024. Since July 2016, Mr. Aalaei has served as Founding General Partner of Candou Ventures, a venture capital investment firm. From January 2009 to May 2019, Mr. Aalaei served as Chairperson, President, and Chief Executive Officer of Aquantia Corp. (“Aquantia”), a semiconductor company, acquired by Marvell Technology Group Ltd. (“Marvell”) in September 2019. From May 2019 to May 2020, Mr. Aalaei served as Executive Vice President of Marvell. Prior to Aquantia, Mr. Aalaei co-founded Centillium Communications, Inc., a semiconductor solutions company, where he served in various roles from February 1997 to October 2008, most recently as Chief Executive Officer. Mr. Aalaei received an Honorary Doctorate in Engineering from Wentworth Institute of Technology. Mr. Aalaei holds a B.S. in Electrical Engineering Technology, from Wentworth Institute of Technology, an M.S. in Electrical Engineering Communications from the University of Massachusetts, and an M.B.A. from the University of New Hampshire. Mr. Aalaei holds three US Patents.

For his service on the Board, Mr. Aalaei will be compensated pursuant to the Company’s Independent Director Compensation Policy (the “Policy”), which is attached as Exhibit 10.36 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the Commission on May 8, 2025 (File No. 001-39135). As set forth in the Policy, Mr. Aalaei’s compensation consists of a cash retainer for service on the Board, as well as a one-time initial restricted stock unit (“RSU”) award and a one-time initial prorated RSU award upon his appointment to the Board, and an additional RSU award to be granted on the first business day following the conclusion of each annual meeting of stockholders following his appointment, including the 2026 Annual Meeting of Stockholders.

In connection with his appointment to the Board, the Company and Mr. Aalaei entered into a letter agreement (the “Letter Agreement”). A copy of the Letter Agreement is filed and attached hereto as Exhibit 10.1 and is incorporated herein by reference. In addition, Mr. Aalaei has entered into the Company’s standard form of indemnity agreement, which is attached as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed with the Commission on February 16, 2021 (File No. 001-39135).

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the appointment of Mr. Aalaei is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

d)	Exhibits.

Exhibit No.	Description

10.1	Letter Agreement dated January 21, 2026, between SiTime Corporation and Mr. Faraj Aalaei

99.1	Press Release of SiTime Corporation dated January 21, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SiTime Corporation

Date:	January 21, 2026	By:	/s/ Vincent P. Pangrazio
Vincent P. Pangrazio
Executive Vice President, Chief Legal Officer and Corporate Secretary